     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1999
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549
                          __________________________
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          __________________________
                                EEX CORPORATION
            (Exact name of registrant as specified in its charter)

                  TEXAS                                    75-2421863
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                        2500 CITYWEST BLVD., SUITE 1400
                             HOUSTON, TEXAS  77042
                                (713) 243-3100
                       (Address, including zip code, and
                    telephone number, including area code,
                 of registrant's principal executive offices)


                     EEX CORPORATION AMENDED AND RESTATED
                           1998 STOCK INCENTIVE PLAN
                           (Full title of the Plan)


                                J. K. HARTRICK
                    SENIOR VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                       2500 CITY WEST BLVD., SUITE 1400
                             HOUSTON, TEXAS  77042
                                (713) 243-3371
                      (Name, address, including zip code,
                  and telephone number, including area code,
                             of agent for service)


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                            PROPOSED
                                                            MAXIMUM      PROPOSED MAXIMUM
                                          AMOUNT TO BE   OFFERING PRICE     AGGREGATE        AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      PER SHARE*    OFFERING PRICE*    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value             2,500,000 shares   $6.3125      $15,781,250             $4,387
============================================================================================================
*  Estimated, pursuant to Rule 457(c) and (h) of the 1933 Act, solely for the purposes of determining the registration fee based on the average of the high and low prices per share of such stock quoted on the
New York Stock Exchange on June 16, 1999.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into the Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999.

     (c)  Current Reports on Form 8-K dated January 11 and March 30, 1999.

     (d) The descriptions of the Registrant's Common Stock which are contained in the Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by C. B. McDaniel, Corporate Attorney and Assistant Corporate Secretary of the Registrant. Mr. McDaniel owns 2,000 restricted shares of Common Stock and holds options to purchase 32,000 shares of Common Stock of which no options are currently exercisable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Articles of Incorporation (the "Articles") provide that, to the fullest extent permitted by Texas law, directors of the Registrant will not be liable to the Registrant or its shareholders for monetary damages for any act or omission occurring in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Registrant or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

     The Registrant's Articles and the Registrant's Bylaws (the "Bylaws") grant mandatory indemnification to directors and officers of the Registrant to the fullest extent authorized under the Texas Business Corporation Act (the "TBCA"). Under the TBCA, a Texas corporation may in general indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. Further, a Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation, but if such director or officer is found liable to the corporation, only to the extent of the reasonable expenses actually incurred by the person in connection with the proceeding.

     The above discussion of the Registrant's Articles, Bylaws and TBCA is not intended to be exhaustive and is qualified in its entirety by the Articles, Bylaws and TBCA.

     The Registrant maintains director and officer liability insurance providing insurance protection for specified liabilities under specified terms.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

Exhibit Number  Description
--------------  -----------

    *4.1 Restated Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    *4.2 Bylaws of the Registrant, as amended, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    *4.3 Rights Agreement dated as of September 10, 1996, between the Registrant and Harris Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-4 (No. 333-13241).

    *4.4 First Amendment to Rights Agreement dated December 21, 1998, between the Registrant and Harris Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    5.1         Opinion of C. B. McDaniel.

    23.1        Consent of C. B. McDaniel, contained in Exhibit 5.1.

    23.2        Consent of Ernst & Young, LLP.

    24 Power of Attorney (included on the signature page of this Registration Statement).

____________________
*  Incorporated  herein by reference.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 21, 1999.

                                 EEX CORPORATION

                              By:             /s/ T. M Hamilton
                                 -----------------------------------------------
                                                T. M Hamilton
                                 Chairman and President, Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints T. M Hamilton, R. S. Langdon and J. K. Hartrick, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 1999.

              SIGNATURE                           TITLE
              ---------                           -----



/s/ T. M Hamilton            President, Chief Executive Officer, Chairman of the
---------------------------   Board and Director (Principal Executive Officer)
     T.M. Hamilton


/s/ R. S. Langdon            Executive Vice President, Finance and
---------------------------   Administration, Chief Financial Officer
     R. S. Langdon             (Principal Financial Officer)


/s/ T. E. Coats              Vice President, Planning and Controller (Principal
---------------------------   Accounting Officer)
     T. E. Coats


/s/ F. S. Addy               Director
---------------------------
     F. S. Addy


/s/ B. A. Bridgewater, Jr.   Director
---------------------------
     B. A. Bridgewater, Jr.


/s/ F. M. Lowther            Director
---------------------------
     F. M. Lowther


/s/ M. P. Mallardi           Director
---------------------------
     M. P. Mallardi


/s/ H. H. Newman             Director
---------------------------
     H. H. Newman

                                 EXHIBIT INDEX

Exhibit Number  Description
--------------  -----------

    *4.1 Restated Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    *4.2 Bylaws of the Registrant, as amended, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    *4.3 Rights Agreement dated as of September 10, 1996, between the Registrant and Harris Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-4 (No. 333-13241).

    *4.4 First Amendment to Rights Agreement dated December 21, 1998, between the Registrant and Harris Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    5.1         Opinion of C. B. McDaniel.

    23.1        Consent of C. B. McDaniel, contained in Exhibit 5.1.

    23.2        Consent of Ernst & Young, LLP.

    24 Power of Attorney (included on the signature page of this Registration Statement).

_______________
* Incorporated  herein by reference.